Exhibit 99.2
WY TIMBERLANDS 2006 EBITDA RECONCILIATION
5 5) $ $ 767 139 889 122 ) ( $ $ $ $ 6,393 TOTAL ( 85 353 $ South 4,158 $ 240 536 West $ 2,235 $ (GAAP)
Minus Depreciation, depletion & amortization Plus Canadian Dollar amounts in EBITDA per acre Forestlands Minus millions (except Average No. of Sector level Contribution to EBITDA per acre) Acres (000)* Total EBITDA expenses Earnings
South 4,174 4,141
West 2,237 2,233
*Based on average of 2005 and 2006 year end average acres 2005 2006
Annual Analyst Conference — June 1, 2007